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                                   EXHIBIT 23   CONSENT OF KPMG LLP
                                                INDEPENDENT REGISTERED PUBLIC
                                                ACCOUNTING FIRM OF AMBAC
                                                ASSURANCE CORPORATION






























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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-127589) of Structured Asset Securities Corporation (the "Registrant"), in the Prospectus and in the Prospectus Supplement of the Registrant relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-9N (the "Prospectus Supplement") of our report dated March 2, 2005 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 15, 2005, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.








New York, New York
December 29, 2005